SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  March 7, 2008

TRIUMPH GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-12235	51-0347963
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1550 Liberty Ridge Drive, Suite 100, Wayne, Pennsylvania		19087
(Address of principal executive offices)		(Zip Code)

(610) 251-1000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 7, 2008, we entered into change of control employment agreements with each of Richard C. Ill, M. David Kornblatt, John B. Wright, II and Kevin E. Kindig.  Under the agreements, each executive will become entitled to additional payments and benefits if his employment is terminated under certain conditions within two years (three years in the case of Messrs. Ill and Kornblatt) following a change of control of Triumph.  For the purposes of the agreements, a change of control means one of the following events:

•                                          an acquisition, whether by an individual, entity or group, of 20% or more of the Triumph’s common stock or voting securities, other than an acquisition directly from or by Triumph itself or by an employee benefit plan of Triumph or a corporation controlled by Triumph’s stockholders;

•                                          a change in a majority of the current Board of Directors (the “Incumbent Board”), except to the extent any such persons are approved by a vote of at least a majority of the Incumbent Board other than in connection with an actual or threatened proxy contest; or

•                                          consummation of a “Business Combination” (meaning a complete liquidation or dissolution of Triumph or a merger, consolidation or sale of all or substantially all of Triumph’s assets) other than a Business Combination in which all or substantially all of the stockholders of Triumph receive 50% or more of the stock of the company resulting from the Business Combination, at least a majority of the board of directors of the resulting company were members of the Incumbent Board, and after which no person owns 20% or more of the stock of the resulting company, who did not own such stock immediately before the Business Combination.

The principal provisions of the change of control employment agreements only become effective upon the occurrence of a change of control or if the executive’s employment is terminated in connection with or in anticipation of a change of control.  Under the agreements, each executive’s employment with Triumph will continue for two years (three years in the case of Messrs. Ill and Kornblatt) from the date of the change of control (the “Employment Period”).  During the Employment Period, the executive will continue in the position he held prior to the change of control and receive:

•                                          a monthly base salary at least equal to the highest monthly base salary paid to the executive by Triumph during the twelve months prior to the occurrence of the change of control;

•                                          an annual bonus in cash at least equal to the highest annual bonus paid to the Executive for any of the three fiscal years prior to the change of control (the “Recent Annual Bonus”); and

•                                          incentive, savings, welfare benefit, fringe benefit and retirement plan participation at least equal to those provided to him prior to the change of control.

The change of control employment agreements provide that if, during the Employment Period, the executive’s employment is terminated by Triumph or the company resulting from a Business Combination other than for cause, death or disability, or is terminated by the executive for good reason (each as defined in the agreements), he will receive, in a lump sum payment, his then current base salary through the date of termination (to the extent not paid), his bonus for the immediately preceding fiscal year if such bonus has been determined but not paid, his accrued but unpaid vacation pay, his unreimbursed business expenses and an amount representing certain severance benefits.  The severance benefits under the agreements consist of:

•                                          a pro-rated bonus for the year in which the date of termination occurs, based on the higher of the Recent Annual Bonus and the executive’s annual bonus for the last fiscal year (such higher amount, the “Highest Annual Bonus”);

•                                          an amount equal to two times (three times in the case of Messrs. Ill and Kornblatt) (a) the executive’s annual base salary plus (b) the Highest Annual Bonus; and

•                                          a payment equal to Triumph’s contributions under Triumph’s qualified and supplemental defined contribution plans that the Executive would have received if he had continued to be employed for two years (three years in the case of Messrs. Ill and Kornblatt) after the date of termination.

The executive will also receive health and other welfare benefits for two years (three years in the case of Messrs. Ill and Kornblatt) at equal levels of coverage.

The change of control employment agreements also provide that if the executive’s employment is terminated by Triumph for cause, death or disability, or is terminated by the executive without good reason, such executive will receive his then current base salary through the date of termination, together with all compensation and benefits to which he is entitled under Triumph’s benefit plans for periods preceding the date of termination.  In addition, if the executive’s employment terminates as a result of death or disability, the executive (or his beneficiaries) will receive death or disability benefits, as applicable, a pro-rated bonus for the year in which the date of termination occurs based on the Highest Annual Bonus and his bonus for the immediately preceding fiscal year if such bonus has been determined but not paid, his accrued but unpaid vacation pay and his unreimbursed business expenses.  If an executive voluntarily terminates his employment without good reason, he will also receive a pro-rated bonus for the year in which the date of termination occurs based on the Highest Annual Bonus and his bonus for the immediately preceding fiscal year if such bonus has been determined but not paid, his accrued but unpaid vacation pay and his unreimbursed business expenses.

Payments upon termination are subject to a six month delay if necessary to avoid additional tax under Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”).  If a payment is delayed due to Section 409A, such payment will earn interest at the applicable federal rate.

The agreements further provide that if any payment or benefit to an executive, whether pursuant to the agreements or otherwise, is subject to the excise tax imposed by the Code on “excess parachute payments,” then an additional payment will be made to such executive so that the amount he receives on a net basis will be the same amount that he would have received absent the applicability of the excise tax.  However, to the extent the payment or benefit does not exceed 110% of the specified statutory threshold amount giving rise to excise tax, then no additional payment will be paid and the compensation under the change of control employment agreement will be reduced below such statutory threshold.

Pursuant to the change of control employment agreements, each executive has agreed to keep confidential all secret or confidential information of Triumph obtained by the executive over the course of his employment.

The change of control employment agreements with each of Richard C. Ill, M. David Kornblatt, John B. Wright, II and Kevin E. Kindig are filed as Exhibits 10.1, 10.2, 10.3 and 10.4, respectively, to this report and are incorporated by reference herein.

Item 9.01                                             Financial Statements and Exhibits.

(d)                                 Exhibits.

Number	Description of Document

10.1	Change of Control Employment Agreement, dated March 7, 2008, between Triumph Group, Inc. and Richard C. Ill.

10.2	Change of Control Employment Agreement, dated March 7, 2008, between Triumph Group, Inc. and M. David Kornblatt.

10.3	Change of Control Employment Agreement, dated March 7, 2008, between Triumph Group, Inc. and John B. Wright, II.

10.4	Change of Control Employment Agreement, dated March 7, 2008, between Triumph Group, Inc. and Kevin E. Kindig.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 13, 2008

TRIUMPH GROUP, INC.

By:	/s/ John B. Wright, II
John B. Wright, II
Vice President, General Counsel and Secretary

EXHIBIT INDEX

Number	Description of Document

10.1	Change of Control Employment Agreement, dated March 7, 2008, between Triumph Group, Inc. and Richard C. Ill.

10.2	Change of Control Employment Agreement, dated March 7, 2008, between Triumph Group, Inc. and M. David Kornblatt.

10.3	Change of Control Employment Agreement, dated March 7, 2008, between Triumph Group, Inc. and John B. Wright, II.

10.4	Change of Control Employment Agreement, dated March 7, 2008, between Triumph Group, Inc. and Kevin E. Kindig.